EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-175507) on Form S-1 of WaferGen Bio-systems, Inc. of our report dated March 23, 2012, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SingerLewak LLP

San Jose, California
April 27, 2012